Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
April 29, 2010		+1 858.503.3233
msund@maxwell.com

MAXWELL TECHNOLOGIES REPORTS FIRST QUARTER FINANCIAL RESULTS

Ultracapacitor Sales Up 79% and Total Revenue Up 19% vs. Q1 2009

CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $26.6 million for its first quarter ended March 31, 2010, up 19 percent over the $22.5 million recorded in the same period in 2009. Operating loss for the first quarter 2010 was $1.6 million, compared with an operating loss of $1.8 million in the same period last year. Net income for Q110 was $1.2 million or $0.05 per diluted share, compared with a net loss of $3.0 million, or $0.13 per diluted share, in Q109. The net income/loss comparison is affected by a non-cash gain of $3.2 million, or $0.12 per diluted share, in Q110 vs. a non-cash loss of $0.6 million, or $0.03 per diluted share, in Q109, based on the quarterly valuation of conversion features and warrants associated with convertible debentures issued in 2005.

Q110 BOOSTCAP® ultracapacitor revenue increased by 79 percent, to $13.8 million, compared with $7.7 million for the same period last year. Sales of high voltage capacitor and microelectronics products totaled $12.8 million for Q110, down 13 percent from the $14.7 million recorded in Q109.

“Ultracapacitor sales growth continues to be driven primarily by increasing demand for energy storage and power delivery systems for hybrid transit buses and wind turbines, and we are now seeing a more meaningful contribution from various backup power applications,” said David Schramm, Maxwell’s president and chief executive officer. “Increasing volume and improving efficiency enabled the company to generate cash from operations in Q1 for the third time in the past four quarters.

“Growing environmental consciousness at the consumer level and government mandates and subsidies for reduced emission public transit, commercial and passenger vehicles and emission-free renewable energy from wind turbines are driving increasing demand for efficient, reliable, cost-effective ultracapacitor-powered solutions,” Schramm added. “Based on strong current bookings and order activity, we expect sequential ultracapacitor sales growth in the second quarter, and that higher volume, along with improving overall gross margins, should move us closer to our goal of profitability at the operating line.”

Cash and restricted cash totaled $38.1 million as of March 31, 2010, compared with $37.6 million as of December 31, 2009. Q110 gross margin was 38 percent, compared with 31 percent in Q109 and 34 percent in Q409. Operating expenses totaled approximately $11.8 million, or 44 percent of revenue in Q110, compared with $8.8 million, or 39 percent of revenue in Q109. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the company’s Quarterly Report on Form 10-Q with the Securities & Exchange Commission.

As previously disclosed, the Company has been conducting an inquiry into the nature of payments made to a former independent sales agent in China associated with sales of high voltage capacitor products produced by Maxwell’s Swiss subsidiary. The Company has been voluntarily sharing information with the Securities and Exchange Commission and the Department of Justice, and discussions with those authorities are ongoing. For accounting purposes, under U.S. Generally Accepted Accounting Principles (GAAP), based on the company’s estimate of a potential settlement range of $9.3 million to $20.0 million, the company recorded an accrual of $9.3 million in Q409.

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MAXWELL TECHNOLOGIES REPORTS FIRST QUARTER FINANCIAL RESULTS

Management will conduct a conference call and simultaneous webcast to discuss first quarter financial results and the future outlook at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (800) 895-0198 from the U.S. and Canada, or (785) 424-1053 for international callers, and entering the conference ID, 7MAXWELL. The live web cast and subsequent archived replay may be accessed at the company’s web site via the following link: http://maxwell.investorroom.com/.

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.

Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	the company’s history of losses and uncertainty about its ability to achieve or maintain profitability, or to obtain sufficient capital to finance its operations;

•	disruption of global financial markets and reduced availability of credit;

•	general economic conditions in the markets served by the company’s products;

•	development and acceptance of products based on new technologies;

•	demand for original equipment manufacturers’ products reaching anticipated levels;

•	cost-effective manufacturing and the success of outsourced product assembly;

•	the impact of competitive products and pricing;

•	risks and uncertainties involved in foreign operations, including the impact of currency fluctuations;

•	product liability or warranty claims in excess of reserves.

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: http://maxwell.investorroom.com/index.php?s=127. All information in this release is as of April 29, 2010. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Sales	$26,623	$22,459
Cost of sales	16,412	15,406

Gross profit	10,211	7,053

Operating expenses:
Selling, general and administrative	7,175	5,046
Research and development	4,582	3,694
Amortization of intangibles	81	94

Total operating expenses	11,838	8,834

Loss from operations	(1,627)	(1,781)
Interest expense, net	(50)	(75)
Amortization of debt discount and prepaid debt costs	(21)	(379)
Gain (loss) on embedded derivatives and warrants	3,249	(607)

Income (loss) before income taxes	1,551	(2,842)
Income tax provision (benefit)	309	123

Net income (loss)	$1,242	$(2,965)

Net income (loss) per common share:
Basic	$0.05	$(0.13)
Diluted	$0.05	$(0.13)

Weighted average common shares outstanding:
Basic	26,095	22,345
Diluted	26,784	22,345

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$30,066	$29,582
Trade and other accounts receivable, net	19,515	20,485
Inventories, net	18,545	17,788
Prepaid expenses and other current assets	1,699	1,776

Total current assets	69,825	69,631

Property and equipment, net	16,783	17,080
Intangible assets, net	2,551	2,922
Goodwill	22,439	22,799
Prepaid pension asset	7,726	7,653
Restricted cash	8,000	8,000
Other non-current assets	731	734

Total assets	$128,055	$128,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$25,923	$23,672
Deferred tax liability	486	588
Total current liabilities	3,747	4,615
Short-term borrowings and current portion of long-term debt	5,133	5,245
Stock warrants	488	2,465
Deferred tax liability	906	906

Total current liabilities	36,683	37,491

Deferred tax liability, long-term	1,097	1,097
Long-term debt, excluding current portion	10,107	11,452
Other long-term liabilities	807	787

Total liabilities	48,694	50,827

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 26,390 and 26,321 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	2,639	2,633
Additional paid-in capital	225,544	224,575
Accumulated deficit	(156,572)	(157,814)
Accumulated other comprehensive income	7,750	8,598

Total stockholders’ equity	79,361	77,992

Total liabilities and stockholders’ equity	$128,055	$128,819